REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
eChapman, Inc.:

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated balance sheet and statement of operations, changes in stockholders' equity and cash flows for the year ended December 31, 2001 of eChapman, Inc. and subsidiaries (the Company) included in this Form 10-K and have issued our report thereon dated May 15, 2002. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the accompanying index is the responsibility of the Company's management and is presented for purposes of complying with the Securities Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state, in all material respects, the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


/s/ Wilkins McNair, PC
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Wilkins McNair, PC

May 15, 2002